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                                                                    Exhibit 99.4

                            CENTERPOINT ENERGY, INC.

                                OFFER TO EXCHANGE

                3.75% CONVERTIBLE SENIOR NOTES, SERIES B DUE 2023
                               AND AN EXCHANGE FEE
                               FOR ALL OUTSTANDING
                     3.75% CONVERTIBLE SENIOR NOTES DUE 2023
                    (CUSIP NOS. 15189T AA 5 AND 15189T AC 1)

     PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
        PROSPECTUS DATED JULY 19, 2005 AND RELATED LETTER OF TRANSMITTAL

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 17, 2005, UNLESS EARLIER TERMINATED OR EXTENDED.

                                                                   July 19, 2005

To Our Clients:

CenterPoint Energy, Inc. ("CenterPoint Energy") is offering to exchange $1,000 principal amount of its 3.75% Convertible Senior Notes, Series B Due 2023 (the "new notes") and an exchange fee of $1.50 for each $1,000 principal amount of validly tendered and accepted 3.75% Convertible Senior Notes due 2023 (the "old notes").

The exchange offer is made on the terms and is subject to the conditions set forth in CenterPoint Energy's prospectus dated July 19, 2005 and the accompanying letter of transmittal.

The enclosed prospectus is being forwarded to you as the beneficial owner of old notes held by us for your account but not registered in your name. The accompanying letter of transmittal is furnished to you for informational purposes only and may not be used by you to tender old notes held by us for your account. A tender of such old notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the old notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

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                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to CenterPoint Energy's exchange offer with respect to the old notes (CUSIP Nos. 15189T AA 5 and 15189T AC 1).

THIS WILL INSTRUCT YOU TO TENDER THE SPECIFIED PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL.

                                              AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES HELD FOR
                 TYPE                                      ACCOUNT OF HOLDER(s)*
------------------------------------------    -------------------------------------------------
3.75% CONVERTIBLE SENIOR NOTES DUE* 2023
        (CUSIP NO. 15189T AA 5)
3.75% CONVERTIBLE SENIOR NOTES DUE 2023
        (CUSIP NO. 15189T AC 1)


* Unless otherwise indicated, the entire principal amount listed under "Aggregate Principal Amount of Old Notes Held for Account of Holder(s)" will be tendered.


Signatures(s) __________________________________________________________________

Please  print names(s) _________________________________________________________

Address ________________________________________________________________________

_________________________         __________________         ___________________
         City                            State                      Zip Code

Area Code and Telephone No. ___________________________________________________

Tax Identification or Social Security No. ______________________________________

My Account Number with _________________________________________________________

Date ______________________________

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